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                                 EXHIBIT 23.1

        CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 21, 1998 on our audits of the consolidated financial statements and the consolidated financial statement schedule of EMC Corporation as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                              /s/ PricewaterhouseCoopers LLP
                              ------------------------------
                              PricewaterhouseCoopers LLP



Boston, Massachusetts
July 30, 1998